UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2025

Neurogene Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36327	98-0542593
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
535 W 24th Street, 5th Floor
New York, NY 10011
(Address of principal executive offices, including zip code)
Registrant's telephone number, including area code: (877) 237-5020
N/A
(Former name or former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.000001 par value	NGNE	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On June 12, 2025, Neurogene Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company's stockholders approved amendments to each of the Company's 2023 Equity Incentive Plan and the 2023 Employee Stock Purchase Plan to clarify that the number of outstanding shares of common stock used to calculate the automatic share reserve increase also includes shares issuable on exercise of prefunded warrants and conversion of preferred stock.

For additional information regarding the Company's 2023 Equity Incentive Plan and 2023 Employee Stock Purchase Plan, please refer to the headings “Proposal 2: Approval of an Amendment to the 2023 Equity Incentive Plan” and “Proposal 3: Approval of an Amendment to the 2023 Employee Stock Purchase Plan”, respectively, in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 25, 2025 (the “2025 Proxy Statement”), which description is incorporated herein by reference.

The foregoing description and the summary contained in the 2025 Proxy Statement do not purport to be complete and are qualified in their entirety by reference to the full text of the 2023 Equity Incentive Plan and 2023 Employee Stock Purchase Plan, copies of which are filed as Exhibits 10.1 and 10.2 with this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders
The matters listed below were presented at the Annual Meeting. There were 11,481,532 shares of common stock present at the Annual Meeting in person or by proxy, which represented approximately 80.50% of the voting power of the shares of common stock entitled to vote at the Annual Meeting and constituted a quorum for the transaction of business. Holders of the Company’s common stock were entitled to one vote for each share held as of the close of business on April 16, 2025, the record date for the Annual Meeting. A more detailed description of each of the proposals is included in the 2025 Proxy Statement. The final voting results are set forth below.

1.Election of two Class II directors, Sarah B. Noonberg and Robert “Keith” Woods, each to serve until the 2028 annual meeting of stockholders and until their respective successors are elected and qualified:

Nominee	Shares For	Shares Withheld	Broker Non-Votes
Sarah B. Noonberg	10,344,227	656,571	480,734
Robert "Keith" Woods	10,444,580	556,218	480,734

2.Approval on an advisory (non-binding) basis of the compensation of the Company’s named executive officers:

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
7,721,866	3,174,484	104,448	480,734

3.Approval of an amendment to the Company's 2023 Equity Incentive Plan to clarify that the number of outstanding shares of common stock used to calculate the automatic share reserve increase also includes shares issuable on exercise of prefunded warrants and conversion of preferred stock:

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
8,067,746	2,829,550	103,502	480,734

4.Approval of an amendment to the Company’s 2023 Employee Stock Purchase Plan to clarify that the number of outstanding shares of common stock used to calculate the automatic share reserve increase also includes shares issuable on exercise of prefunded warrants and conversion of preferred stock:

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
10,794,908	101,329	104,561	480,734

5.Ratification on an advisory (non-binding) basis of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025:

Shares For	Shares Against	Shares Abstaining
11,372,327	10,333	98,872

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Description

10.1	Neurogene Inc. 2023 Equity Incentive Plan, as amended on June 12, 2025
10.2	Neurogene Inc. 2023 Employee Stock Purchase Plan, as amended on June 12, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEUROGENE INC.

Date: June 12, 2025	By:	/s/ Donna M Cochener
Name: Donna M Cochener
Title: SVP, General Counsel, Corporate Secretary